EXHIBIT D

                   VOTING TRUST AGREEMENT

     THIS  VOTING TRUST AGREEMENT is made and entered into
as of the 30th day of December, 1999, by and between MARY BETH O'DONNELL (the "Shareholder"), a shareholder of
NEXTHEALTH, INC., a   Delaware  corporation  (the
"Corporation")  and  WILLIAM   T O'DONNELL, JR. (the "Voting
Trustee").
                          RECITALS
     A. The Shareholder is entitled to receive 500,000 shares of the Corporation's Common Stock (the "Subject Shares") from the Voting Trustee in his individual capacity.

     B.   The  Shareholder  is agreeable to the  Voting
Trustee serving as trustee of the voting trust created by this Agreement, and the issuance of the Subject
Shares to the Voting Trustee in its capacity as Trustee hereunder.

     C. The Voting Trustee has consented to act as the Voting Trustee of the voting trust created hereby, and to be bound by the terms and conditions set forth in this Agreement.
                          AGREEMENT

     NOW,  THEREFORE, the Shareholder and the Voting
Trustee  do hereby agree as follows:

          1.   Issuance of Shares to Trustee.

               1.1      Delivery of Stock Certificates.
Certificates representing the Subject Shares shall be issued to the Voting Trustee.

               1.2      Stock Certificate Held Subject to
Agreement. Upon the issuance by the Corporation of a stock certificate representing the Subject Shares subject to the  voting  trust,  the  Voting Trustee  shall
hold  such  stock  certificate  subject  to   the provisions
of this Agreement.

          2.   Voting Trust Certificates.

               2.1  Form of Voting Trust Certificate.  The
Voting Trustee shall issue and shall deliver to the Shareholder a voting trust certificate for the Subject
Shares transferred to the Voting Trustee pursuant to this Agreement. The voting trust certificate shall be in the form of Exhibit A hereto. The Voting Trustee may treat the registered holder of a voting trust certificate as the owner of such voting trust certificate for all purposes under this Agreement.

               2.2   Transfer  of Voting Trust
Certificates. A voting trust certificate shall be transferable only on the books of the Voting Trustee, by

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the registered holder thereof, either in  person or by duly
authorized attorney-in-fact, upon surrender of    such
voting  trust  certificate,  properly  endorsed,   or
accompanied by such instrument of transfer as shall be approved by the Voting Trustee. Notwithstanding the foregoing, no transfer of the voting trust certificate shall be permissible without the prior written consent of the Voting Trustee, which consent may be granted or withheld in the sole discretion of the Voting Trustee. Any purported transfer of the voting trust certificate without the requisite consent shall be null and void and of no force or
effect,   and  shall  not  vest  any  rights  in  the
purported transferee.   The  Voting  Trustee  shall  not  be
required to recognize any transfer of a voting trust certificate not made in accordance with the provisions of this Section 2.2.

               2.3   Lost,  Stolen  or  Destroyed  Voting
Trust Certificates. If a voting trust certificate is lost, stolen, mutilated, or destroyed, the Voting Trustee, in its sole discretion, may issue a new voting trust certificate upon the receipt by the Voting Trustee of an affidavit by the holder of such voting trust certificate that such voting trust certificate has been lost, stolen, mutilated, or destroyed, which affidavit shall be satisfactory in form and substance to the Voting Trustee, and upon the receipt by the Voting Trustee of such indemnity as the Voting Trustee, in his sole discretion, may require.

          3.   Voting Trustee.

               3.1  Resignation, Death, or Incompetency of
Voting Trustee, Selection of Successor.

                    3.1.1   Resignation. The Voting Trustee
may resign at any time by giving written notice of such resignation to the registered holders of the voting trust certificates and the Corporation. Such resignation shall become effective ten (10) business days after the giving of such written notice. In the event of such resignation, the successor to the Voting Trustee shall be promptly selected in accordance with Section 3.1.4 hereof.

                    3.1.2  Death. In the event of the death
of a Voting Trustee, written notice of such death shall be given to the registered holders of the voting trust certificates and the Corporation, and the successor to the deceased Voting Trustee shall be promptly selected in accordance with Section 3.1.4 hereof.

                    3.1.3   Incompetency.  In the event  of
the entry   of   a  decree  by  a  court  of  competent
jurisdiction adjudicating a Voting Trustee incompetent to manage Voting Trustee's person or estate, written notice of such incompetency shall be given to the registered holders of the voting trust certificates and the Corporation, and the successor to the Voting Trustee shall be promptly selected in accordance with Section
3.1.4 hereof.

                   3.1.4  Selection of Successor Voting
Trustee. If a Voting Trustee shall for any reason cease to qualify or cease to act as a Voting Trustee under this Agreement, a successor shall be determined by a majority vote of the Board of Directors of the Corporation.

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               3.2   Notice  of  Selection of  Successor
Voting Trustee.     Upon  the selection of a successor
Voting Trustee in accordance with section 3.1.4 hereof, written notice of such selection of such successor Voting
Trustee shall be given to the registered holders of the voting trust certificates. Any successor Voting Trustee selected in accordance with section 3.1.4 shall execute a counterpart copy of this Agreement, as amended, pursuant to which such successor
Voting Trustee agrees to be bound by the terms and provisions of this Agreement, as amended.

               3.3  Registration of Stock Certificates.
Upon the selection of a successor Voting Trustee, the Subject Shares subject to the voting trust shall be transferred to the successor Voting Trustee, and a new stock certificate representing the Subject Shares subject to the voting trust shall be registered in the name of the successor Voting Trustee in the manner set forth in Section 1, and such new stock certificate shall be held by the successor Voting Trustee subject to the provisions of this Agreement.

                3.4   Compensation of Voting Trustee.  The
Voting Trustee shall serve without compensation.

          4.   Authority of Voting Trustee.

               4.1  Voting Rights and Powers.  The Voting
Trustee shall exercise his voting rights and powers under this Agreement by voting all of such Shareholder in the discretion of the Voting Trustee on all matters on which holders of the Corporation's common stock may vote.

               4.2  Exculpation.  The Voting Trustee shall
not be liable to the holders of voting trust certificates or to the Corporation for honest mistakes of judgment, or for action or inaction taken in good faith and reasonably believed to be in the best interests of the Corporation, provided that such mistake, action, or inaction does not constitute recklessness, fraud, or willful or wanton misconduct.

          5.   Termination.

               5.1  Term.  The voting trust shall commence
on the date of execution of this Agreement and shall continue in effect unless otherwise terminated pursuant to
Section 5.2.

               5.2  Events of Termination. The voting trust
shall terminate upon the earliest occurrence of the following dates:

                    5.2.1  Mutual Agreement. The mutual
agreement of the Shareholder (or, in the event of the death or incompetency of the Shareholder, her personal representative, conservator or trustee) and the Voting
Trustee.

                     5.2.2   Applicable Law.  In the  event
that applicable laws limit the term of voting trust agreement, this Agreement shall terminate on the latest possible date allowed under such applicable laws.

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               5.3  Termination Procedure.

                     5.3.1   No  Further Rights Under
Agreement. Upon the termination of the voting trust pursuant to Section 5.1 or 5.2 hereof, the holders of the voting trust certificates shall have no further rights under this Agreement except to receive stock certificates for the Subject Shares represented by such voting trust certificates, and cash, stock, securities, and other property distributable under the provisions of this Agreement, and except for any rights, claims, or causes of action which may have accrued prior to such termination.

                      5.3.2    Stock  Certificates.    Upon
the termination of the voting trust pursuant to Section 5.1 or 5.2 hereof, the Voting Trustee shall deliver to the registered holders of the voting trust certificates, within twenty (20) business days after the surrender to the Voting Trustee of such voting trust certificate properly endorsed, a stock certificate for the number of the Subject Shares represented by such voting trust certificate. Such stock certificate shall be registered in
the   name  of  the  registered  holder  of  such  voting
trust certificate.

          6.   Dividends and other Distributions.

               6.1 Cash, Nonvoting Stock, and Other Property. In the event Corporation distributes with respect to the Subject Shares any cash, stock (except for the stock described in Section 6.2), securities (except for the securities described in Section 6.2), or other property, the Voting Trustee, upon receipt of such cash, stock, securities, or other property shall distribute the same as soon as practicable to the registered holders of the voting trust certificates on the date of such distribution by the Corporation. Such distribution shall be made to the registered holders of voting trust certificates ratably in accordance with the number of the Subject Shares represented by their respective voting trust certificates on the date of such distribution by the Corporation. In lieu of receiving such cash, stock, securities, or other property distributed by the Corporation with respect to the Subject Shares and disbursing the same to the registered holders of voting trust certificates, the Voting Trustee may instruct the Corporation in writing to distribute such cash, stock, securities, or other property to the registered holders of the voting certificates ratably in accordance with the number of the Subject Shares represented by their respective voting trust certificates on the date of such distribution by Corporation.

              6.2 Voting Stock or Securities Convertible into Voting Stock. In the event the Corporation distributes with respect to the Subject Shares any voting stock of the Corporation or other securities of the Corporation that
are, or may  become, convertible   into  Subject  Shares  of
voting  stock   of   the Corporation,  the Voting Trustee
shall receive and hold, subject to the terms of this Agreement, all such voting stock and securities, and shall issue and deliver voting trust certificates with
respect  to  such  voting  stock  and  securities  to   the
registered holders of voting trust certificates on the date of such distribution by Corporation. Such issuance of voting trust certificates shall be made to the holders of voting trust certificates ratably in accordance with the number of the Subject Shares represented by such voting certificates on the date of such distribution by Corporation.

           7. Dissolution.    In  the  event  the
Corporation dissolves, or distributions are made in complete or partial liquidation of the Corporation, the Voting Trustee, upon receipt, shall distribute to the registered holders of voting trust certificates cash, securities, and other property distributed by Corporation with respect to the Subject Shares subject to the voting trust. Such distribution shall be made to the registered holders of voting trust certificates ratably in accordance with the number of the Subject Shares represented by their respective voting trust certificates on the date of such distribution by Corporation. In lieu of receiving cash, securities, and other property distributed by Corporation with respect to the Subject Shares, and distributing the same to the registered holders of voting trust certificates, the Voting Trustee may instruct Corporation in writing to distribute such cash, securities, or other property to the registered holders of the voting trust certificates ratably in accordance with the number of the Subject Shares represented by their respective voting trust certificates on the date of such distribution by the Corporation.

           8.  Compliance  With  Statutory  Requirements.
The Shareholder and the Voting Trustee agree to perform all acts necessary for the voting trust to be and remain valid under applicable law, including, without limitation, compliance with the law of the State in which the Corporation is incorporated.

          9.   General Provisions.

              9.1 Entire Agreement; Amendment. This Agreement shall constitute the whole and entire agreement of the parties hereto with respect to the matters set forth herein and shall not be  superseded by any future agreements among
the parties, except to the extent that any provision or provisions of this Agreement is or are also expressly dealt with or covered by any subsequent agreement or contract among the parties and if any provision  of this  Agreement
is  inconsistent  with  the  provision  of   any
subsequent agreement or contract the provisions of the subsequent agreement or contract shall govern. This
Agreement shall not be modified or amended in any respect except by a written instrument executed by all of the parties.

             9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

             9.3 Captions. The captions to the Articles and Sections in this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

             9.4   Counterparts and Duplicate Originals.  This
Agreement and all amendments hereto may be executed in several counterparts and each counterpart shall constitute a duplicate original of the same instrument.

             9.5  Successors. Anything in this Agreement
to the contrary notwithstanding, any transferee, successor or assign, whether voluntary, by operation of law or otherwise, of the shares of the Corporation shall be subject to and bound by the terms and conditions of this Agreement as fully as though such person was signatory hereto.

             9.6  Further Assurances.  Each party hereby
agrees that she or it will, whenever and as often as it shall be reasonably required by any other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents as may be reasonably necessary in order to complete the transactions and agreements herein provided and to do any and all other acts and to acknowledge, execute and deliver any and all documents which may be reasonably requested in order to reasonably carry out the intent and purposes of this Agreement.

            9.7    Severability.    Any   provision   hereof
prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction  be ineffective  without  affecting  any  other
provision  of   this Agreement.   To the full extent,
however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

           9.8   Filing  of  Agreement.   A  copy  of  this
Agreement, as amended from time to time, shall be filed with the Corporation at its registered office in the State of Delaware for inspection by any prospective purchaser of shares of the Corporation.

           9.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or within ten (10) business days after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed to the party at his or her address set forth on the signature page of this Agreement, or any other address that any party shall designate by written notice to the others.

           9.10 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representative, successors and assigns.

           9.11 Time of Essence. Time is of the essence in this Agreement.

           9.12 Gender and Number. Whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular, the male shall include the female gender and a trust, partnership, firm, company or corporation, all as the context and meaning of this Agreement may require.

     IN WITNESS WHEREOF, the parties and year first above written hereto have signed this Agreement on the day and year first above written.
                                   "Shareholder"

                                   /s/Mary Beth O'Donnell
                                   -------------------------------
                                   Mary Beth O'Donnell


                                   "Voting Trustee"

                                   /s/William T. O'Donnell, Jr.
                                   -------------------------------
                                   William T. O'Donnell, Jr.

                         EXHIBIT A

                        NEXTHEALTH, INC.

                  VOTING TRUST CERTIFICATE

No. _______

               This  certifies that ________________,  or
registered assigns, is entitled to all the benefits arising from the deposit of __ shares of the common stock, of NextHealth, Inc., a Delaware corporation (the "Corporation"), with the undersigned Voting Trustee pursuant to a voting trust agreement (the "Voting Trust Agreement") dated as of December __, 1999, by and among the Voting Trustee and Mary Beth O'Donnell, a copy of
which  Voting Trust   Agreement  is  on  file  in  the
registered  office   of Corporation in Delaware.

               The  Voting  Trust Agreement shall be
effective until terminated, as provided in the Voting Trust Agreement. Upon the termination of the Voting Trust Agreement, the registered holder of this Voting Trust Certificate, upon surrender to the Voting Trustee of this Voting Trust Certificate properly endorsed, shall receive a stock certificate for the number of shares of common stock
of   Corporation  represented  by   this   Voting   Trust
Certificate.

          During the term of the Voting Trust Agreement, the Voting Trustee shall possess and shall be entitled to exercise all voting rights with respect to the shares of common stock of Corporation represented by this Voting
Trust Certificate.   This Voting Trust Certificate is
issued, received, and held under, and the rights of the holder are subject to, the terms and provision of the Voting Trust Agreement.

          This  Voting Trust Certificate is transferable on
the books of the Voting Trustee by the registered holder, either in person or by a duly authorized attorney, upon surrender of this Voting Trust Certificate properly endorsed. Until this Voting Trust Certificate is transferred on the books of the Voting Trustee, the
Voting Trustee may consider the registered holder as the
absolute  owner of this Voting Trust Certificate.   SEE  THE
REVERSE   SIDE   HEREOF  FOR  LEGENDS  CONCERNING RESTRICTIONSON
TRANSFER  OF  THIS VOTING TRUST CERTIFICATE AND THE COMMON
STOCK REPRESENTED BY THIS VOTING TRUST CERTIFICATE.

     Witness the signature of the undersigned Voting Trustee this __ day of ____________, _____.



                                  ____________________________________
                                  Voting Trustee

[The reserve side of the Voting Trust Certificate will contain the following]

          For value received, ____________________ hereby sells, assigns, and transfers unto ________________________ this Voting Trust Certificate, and all rights and benefits represented by this Voting Trust Certificate, and appoints _______________ attorney for transfer this Voting Trust Certificate on the books of the Voting Trustee with full power of substitution.



Date:  ________________                _________________________________


In the presence of:

___________________________


THIS VOTING TRUST CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE VOTING TRUST AGREEMENT, WHICH CONTAINS RESTRICTIONS ON THE TRANSFER OF THIS VOTING TRUST CERTIFICATE. SUCH RESTRICTIONS INCLUDE, WITHOUT LIMITATION, THE REQUIREMENT THAT THE PRIOR WRITTEN CONSENT OF THE VOTING TRUSTEE BE OBTAINED TO ANY TRANSFER OF THIS VOTING TRUST CERTIFICATE.